UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 12, 2010

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In early 2009, the named executive officers of Covenant Transportation Group, Inc., a Nevada corporation (the “Company”), elected to reduce their salaries from the 2008 level.  By the terms of such elections, their salaries automatically increased back to the 2008 levels after one year.  Again in 2010, David R. Parker, our Chairman, President, and Chief Executive Officer, Joey B. Hogan, our Senior Executive Vice President and Chief Operating Officer, and Richard B. Cribbs, our Senior Vice President and Chief Financial Officer, elected to reduce their salaries to approximately the same levels as their 2009 reduced salaries.  Messrs. Parker, Hogan, and Cribbs elected to reduce their 2010 base salaries from $535,500 to $481,950, from $274,999 to $247,499, and from $175,000 to $166,250, respectively.  These elections are effective for one year, and the salaries revert to the prior reduced levels commencing January 3, 2010, for Messrs. Parker and Hogan and April 1, 2010, for Mr. Cribbs.  Other management personnel at the Company and its subsidiary, Covenant Transport, Inc., also participated in the salary reductions.  Participation by management personnel at Star Transportation, Inc. and Southern Refrigerated Transport, Inc. remains under consideration.  Accordingly, the Company’s remaining named executive officers are not currently participating in the salary reductions but may do so in the future.  Their elections from 2009 do not expire until March 31, 2010.

In connection with the salary reductions, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a plan on January 12, 2010, under which individuals that reduced their 2010 base salaries would receive, in exchange for such reduction, a special grant of restricted shares of the Company’s Class A common stock equal to (a) the amount of the 2010 base salary reduction by such individuals divided by (b) the closing price of the Company’s Class A common stock on the date the blackout period lifts following the release of the Company’s first quarter 2010 earnings.  In exchange for Messrs. Parker’s and Cribbs' salary reductions discussed above, the Compensation Committee granted them awards of restricted shares of the Company’s Class A common stock in the approximate amounts of $53,550 and $8,750, respectively, which shall be converted to shares based upon the closing price of the Company’s Class A common stock on the date the blackout period lifts following release of the Company’s first quarter 2010 earnings.  At the time of his salary reduction, Mr. Hogan notified management of his desire not to receive any grant in exchange for the reduction.  Accordingly, no grant to Mr. Hogan was considered by the Compensation Committee.

Shares subject to the awards will vest in approximately one-third increments when and to the extent the Company’s Class A common stock trades at or above $7.00, $9.00, and $11.00 for twenty (20) consecutive trading days during the period beginning January 1, 2011, and ending on December 31, 2015, subject to the recipient’s continued employment and the specific terms of the award notices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: January 15, 2010	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Senior Vice President and Chief Financial Officer